Exhibit 21

Subsidiaries of Teradata Corporation

Entity	Organized under the laws of
Teradata International, Inc.	Delaware
Teradata US, Inc.	Delaware
Teradata Operations, Inc.	Delaware
DecisionPoint Applications, Inc.	Oregon
Claraview, Inc.	Virginia
SageTree, Inc.	Delaware
Teradata Government Systems LLC	Delaware
Teradata Taiwan LLC	Delaware
Teradata Argentina Holdings LLC	Delaware
Teradata Belgium Holdings LLC	Delaware
Teradata Bermuda Holdings LLC	Delaware
Teradata Brazil Holdings LLC	Delaware
Teradata Chile Holdings LLC	Delaware
Teradata Colombia Holdings LLC	Delaware
Teradata Egypt Holdings LLC	Delaware
Teradata India Holdings LLC	Delaware
Teradata Indonesia Holdings LLC	Delaware
Teradata Mexico Holdings LLC	Delaware
Teradata Netherlands Holdings LLC	Delaware
Teradata New Zealand Holdings LLC	Delaware
Teradata Philippines LLC	Delaware
Teradata Ukraine Holdings LLC	Delaware
TD Nameholder Corporation	Delaware
Teradata Argentina S.R.L.	Argentina
Teradata Australia Holdings Pty Ltd	Australia
Teradata Australia Pty Ltd	Australia
Teradata GmbH	Austria
Teradata Bermuda IP Holdings L.P.	Bermuda
Teradata Financing Holdings L.P.	Bermuda
Teradata Bermuda Holdings ULC	Bermuda
Teradata Bermuda Operations Holdings ULC	Bermuda
Teradata Belgium SNC	Belgium
TRDT Brasil Tecnologia Ltda.	Brazil
TRDT Brasil Holdings Ltda.	Brazil
Teradata Information Systems (Beijing) Limited	China
Teradata Canada ULC	Canada
Teradata Chile Tecnologías de Información Limitada	Chile
TDC Colombia Limitada	Colombia
Teradata Czeska republika spol. s r.o.	Czech Republic
Teradata Danmark ApS	Denmark
Teradata Egypt WLL	Egypt
Teradata Finland Oy	Finland
Teradata France S.A.S.	France
Teradata GmbH	Germany
Teradata (Hong Kong) Limited	Hong Kong
Teradata Magyarorszag Kft.	Hungary
Teradata India Private Limited	India
Teradata Ireland Limited	Ireland

Entity	Organized under the laws of
Teradata Ireland Holdings L.P.	Ireland
Teradata Ireland Operations L.P.	Ireland
Teradata Italia S.r.l.	Italy
Teradata Japan Ltd.	Japan
TeraWarehouse Korea Co., Ltd.	Korea
TData Corporation (Malaysia) Sdn. Bhd.	Malaysia
Teradata Holdings México, S. de R. L. de C.V.	Mexico
Teradata Solutions México, S. de R.L. de C.V.	Mexico
Teradata de México, S. de R.L. de C.V.	Mexico
Teradata Holdings B.V.	Netherlands
Teradata Holdings GCC B.V.	Netherlands
Teradata Netherlands B.V.	Netherlands
Teradata (NZ) Corporation	New Zealand
Teradata Norge AS	Norway
Teradata Pakistan (Private) Limited	Pakistan
Teradata Global Consulting Pakistan (Private) Limited	Pakistan
Teradata Philippines, LLC, Manila Branch	Philippines
Teradata Polska Sp. z o.o.	Poland
“Teradata” LLC	Russia
Teradata (Singapore) Pte. Ltd.	Singapore
Teradata Iberia SL	Spain
Teradata Sweden AB	Sweden
Teradate (Schweiz) GmbH	Switzerland
Teradata Taiwan LLC, Taiwan branch	Taiwan
Teradata (Thailand) Co., Ltd.	Thailand
Teradata Bilisim Sistemleri Limited Sirketi	Turkey
Teradata (UK) Limited	United Kingdom
Teradata Ukraine LLC	Ukraine